Exhibit 99.5

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

Unaudited Condensed Financial Statements

As of March 31, 2010

And for the nine months ended March 31, 2010 and 2009

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

TABLE OF CONTENTS

Page

UNAUDITED CONDENSED FINANCIAL STATEMENTS AS OF MARCH 31, 2010 AND FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009:

Balance Sheets	2

Statements of Income	3

Statement of Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6–8

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

BALANCE SHEETS

(In thousands)

	(unaudited)
	March 31,	June 30,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash	$5,841	$8,712
Accounts receivable — net	8	19
Inventories	61	55
Prepaid expenses and other current assets	96	219

Total current assets	6,006	9,005

PROPERTY AND EQUIPMENT:
Land and land improvements	18,178	18,178
Facilities and related improvements	23,392	23,392
Gaming equipment	12,521	14,483
Furniture, fixtures, and equipment	7,488	7,761
Construction in progress	583

	62,162	63,814

Less accumulated depreciation and amortization	(20,838)	(20,336)

Total property and equipment — net	41,324	43,478

OTHER ASSETS	392	392

TOTAL	$47,722	$52,875

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$622	$709
Accrued liabilities	2,364	2,526

Total current liabilities	2,986	3,235

COMMITMENTS AND CONTINGENCIES (NOTE 4)

PARTNERS’ CAPITAL	44,736	49,640

TOTAL	$47,722	$52,875

See notes to unaudited condensed financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

STATEMENTS OF INCOME

(Unaudited)

(In thousands)

	Nine Months Ended
	March 31,
	2010	2009

REVENUES:
Gaming operations	$27,323	$29,540
Food and beverage	2,108	2,538
Other	15	3

Gross revenues	29,446	32,081

Less promotional allowances	(1,419)	(1,618)

Net revenues	28,027	30,463

OPERATING EXPENSES:
Gaming operations	6,633	7,479
Gaming taxes	3,235	3,513
Food and beverage	1,558	1,910
General and administrative	4,293	5,166
Marketing and promotion	1,077	993
Royalty and management fees - related party	3,506	3,954
Depreciation and amortization	2,873	2,382

Total operating expenses	23,175	25,397

OPERATING INCOME	4,852	5,066

INTEREST AND OTHER INCOME	7	22

NET INCOME	$4,859	$5,088

See notes to unaudited condensed financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

STATEMENT OF PARTNERS’ CAPITAL

(Unaudited)

(In thousands)

	United		Total
	Gaming	Rainbow	Partners’
	Rainbow	Corporation	Capital

BALANCE — June 30, 2009	$49,401	$239	$49,640

Net income	3,987	872	4,859

General partner distributions	(9,000)		(9,000)

Limited partner distributions		(763)	(763)

BALANCE — March 31, 2010	$44,388	$348	$44,736

See notes to unaudited condensed financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	March 31,	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,859	$5,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,873	2,382
Provision for losses on receivables	13	11
Gain on disposal of property and equipment	(22)	(63)
Changes in operating assets and liabilities:
Accounts receivable	(2)	(10)
Inventories	(6)	(1)
Prepaid expenses and other current assets	100	27
Accounts payable and accrued liabilities	(2)	298

Net cash provided by operating activities	7,813	7,732

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(966)	(5,737)
Proceeds from disposal of property and equipment	22	119
Collection of note receivable	23	9

Net cash used in investing activities	(921)	(5,609)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to general partner	(9,000)
Distributions to limited partner	(763)	(997)

Net cash used in financing activities	(9,763)	(997)

NET (DECREASE) INCREASE IN CASH	(2,871)	1,126

CASH — Beginning of period	8,712	6,579

CASH — End of period	$5,841	$7,705

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Capital expenditures in accounts payable	$261	$24

See notes to unaudited condensed financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.              THE PARTNERSHIP AND BASIS OF PRESENTATION

Rainbow Casino Vicksburg Partnership, L.P. (the “Partnership” or RCVP) was formed on February 19, 1993, as a Mississippi limited partnership to develop a dockside gaming facility in Vicksburg, Mississippi. The initial partners consisted of The Rainbow Casino Corporation (RCC), now known as Rainbow Corporation, as the general partner with a 55% partnership interest and two individual shareholders of RCC, as the limited partners each with a 22.5% limited partnership interest.

On July 15, 1994, United Gaming Rainbow (UGR), a wholly owned subsidiary of Bally Technologies, Inc. (“Bally”), purchased the 45% limited partnership interest in the Partnership from the two limited partners. On March 29, 1995, Bally consummated certain transactions whereby UGR acquired from RCC the general partnership interest in RCVP, and thereafter, UGR was the general partner and RCC was the sole limited partner. Under the adjusted partnership interests agreement, as the limited partner, RCC is entitled to net income allocations and cash distributions of 10% of the net available cash flows after debt service and other items, as defined (which amount increases to 20% of such amount when annual gross revenues exceed $35.0 million, but only on such incremental amount), payable quarterly through December 31, 2010. Bally holds the remaining economic interest in the Partnership through its ownership of UGR.

The accompanying financial statements have been prepared from the separate records maintained by the Partnership and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Partnership had been operated as an unaffiliated partnership. Portions of certain expenses either represent allocations made from home-office items applicable to Bally Technologies, Inc. as a whole or were transacted with Bally Technologies, Inc. pursuant to certain management or royalty agreements (see Notes 2 and 5).

In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring entries unless otherwise disclosed, necessary to present fairly the financial information of the Company for the interim periods presented and have been prepared in accordance with accounting principles generally accepted in the United States of America. The interim results reflected in the financial statements are not necessarily indicative of results expected for the full year or other periods.

The financial statements herein should be read in conjunction with the accompanying audited financial statements and notes to the financial statements for the year ended June 30, 2009.  Accordingly, footnote disclosure that would substantially duplicate the disclosure in the audited financial statements has been omitted in the accompanying unaudited financial statements.

Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

2.              MANAGEMENT AGREEMENT

On October 28, 1993, the Partnership entered into a perpetual management agreement with Mississippi Ventures, Inc., a wholly owned subsidiary of Bally, to manage the operations of the gaming facility subsequent to opening. The management agreement, as amended, provides for compensation to the manager of $100,000 per year, payable in equal monthly installments and, if performance meets certain criteria defined by the management agreement, an additional bonus of 4% of earnings before interest, income taxes, depreciation, amortization, and royalties (EBITDAR) in excess of $10,500,000 and 6% of EBITDAR in excess of $14,700,000. Management fees of $203,000 and $363,000 for the nine months ended March 31, 2010 and 2009, respectively, are included in royalty fees and management fees — related party in the accompanying statements of income.

3.              ACCRUED LIABILITIES

Accrued liabilities consist of the following (in thousands):

	March 31,	June 30,
	2010	2009

Accrued salaries, vacation, and bonuses	$814	$780
Accrued players’ points, progressive jackpots, and chip/token liability	505	502
Property taxes	252	415
Gaming taxes	146	128
Hospitality Franchise System Royalty Payable (Note 5)	404	320
Other	243	381

Total accrued liabilities	$2,364	$2,526

4.              COMMITMENTS AND CONTINGENCIES

RCVP leases a portion of its land to MPH Investment of Mississippi, Inc. (“MPH”) (formerly Amerihost Development, Inc.), an unaffiliated third party, which owns and operates an 89-room hotel adjacent to the Partnership’s gaming facilities. The lease requires a nominal annual rental fee for the term of 75 years and, in the event the Partnership moves its location, RCVP is required to purchase the hotel from MPH for $3,500,000. As amended, the agreement further provides if during quarterly periods the hotel occupancy does not exceed 85%, RCVP must guarantee certain revenue levels based on occupancy at an agreed-upon rate schedule. For the nine months ended March 31, 2010, and 2009, the Partnership paid $55,000 and $30,000, respectively, related to the guarantee. In addition, RCVP must pay MPH an annual fee of $40,000 beginning February 17, 1994, which increases in $5,000 increments at each five-year anniversary date thereafter. The annual fee is compensation for marketing services and other services provided by MPH. Payments made pursuant to this agreement were $38,000 for each of the nine months ended March 31, 2010 and 2009, respectively. All room fees, including the occupancy obligation fees, and marketing services are classified as marketing and promotion expense on the statements of income.

In June 2010, the Partnership was notified by the City of Vicksburg, Mississippi that the Partnership's account for gas consumption had not been billed properly, resulting in past charges significantly lower than actual usage. The notification was accompanied by usage information for the period from November 2005 through May 2010 and a billing for gas and taxes totaling $751,000, including $15,000 for usage after March 31, 2010. Management has contacted the City of Vicksburg, Mississippi regarding the billing but has not yet received sufficient information to evaluate the validity and legality of the billing. As of March 31, 2010, the Partnership has not provided for any amounts in excess of previous billings.

The Partnership is a litigant in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position, results of operations, or cash flows of the Partnership.

5.              RELATED-PARTY TRANSACTIONS

In conjunction with certain financing provided to the Partnership by Hospitality Franchise System (HFS), the Partnership entered into an agreement to pay a permanent and unconditional royalty to HFS. Such agreement was later acquired by Bally and pursuant to that agreement, Bally has the right to a permanent and unconditional royalty equal to 12% of annual gross gaming revenues, as defined, up to $40,000,000; 11% of annual gaming revenues, as defined, in excess of $40,000,000 up to $50,000,000; and 10% of annual gaming revenues, as defined, in excess of $50,000,000. Royalties paid to Bally totaled $3,303,000 and $3,591,000 for the nine months ended March 31, 2010 and 2009, respectively. Included in accrued liabilities in the accompanying balance sheets as of March 31, 2010 and June 30, 2009 are accrued royalties of $404,000 and $320,000, respectively.

6.              SUBSEQUENT EVENT

The Partnership completed its subsequent review through June 24, 2010, the date on which the financial statements were available to be issued.

On June 8, 2010, Bally Technologies, Inc., through its wholly-owned subsidiaries, sold all of its interest in the Partnership to Isle of Capri Casinos, Inc. for $80.0 million in cash, subject to certain post-closing purchase price adjustments.